UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2015

CIG WIRELESS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53677	68-0672900
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11120 South Crown Way, Suite 1, Wellington, Florida 33414

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 701-8484

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2015 (the “Prior Form 8-K”), CiG Wireless Corp., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of March 20, 2015, as amended on March 26, 2015 (as so amended, the “Merger Agreement”), with Vertical Bridge Acquisitions, LLC, a Delaware limited liability company (“Parent”), and Vertical Steel Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions described therein, at the closing, Merger Sub will merge with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

Concurrently with the entry into the Merger Agreement, the Company also entered into the Support Agreement (the “Support Agreement”) and the Funding Agreement (the “Funding Agreement”), each with Fir Tree Capital Opportunity (LN) Master Fund, L.P. (“Fir Tree Capital”) and Fir Tree REF III Tower LLC (together with Fir Tree Capital, “Fir Tree”). The terms and conditions of the Merger Agreement, the Support Agreement and the Funding Agreement are described in the Prior Form 8-K, which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prior Form 8-K.

On May 1, 2015, the foregoing parties, as applicable, entered into the Second Amendment to Agreement and Plan of Merger (the “Merger Agreement Amendment”), the First Amendment to Support Agreement (the “Support Agreement Amendment”) and the First Amendment to the Funding Agreement (the “Funding Agreement Amendment” and, collectively with the Merger Agreement Amendment and the Support Agreement Amendment, the “Amendments”).

As a result of the Merger Agreement Amendment, the aggregate amount estimated to be paid by Parent in connection with the closing of the transactions contemplated by the Merger Agreement, including the repayment of the outstanding indebtedness of the Company and certain other post-closing payments, increased from approximately $143.0 million to approximately $149.0 million. The aggregate consideration to be paid in cash upon the consummation of the Merger to the holders of the Company’s capital stock will now be calculated as follows: $147.5 million (rather than $127.5 million as previously reported in the Prior Form 8-K), plus reimbursement, dollar for dollar, for certain capital expenditures relating to the acquisition of certain tower assets by the Company and its subsidiaries since March 16, 2015 (compared to reimbursement for such capital expenditures from and after June 30, 2014, and for up to four months of up to a maximum of $200,000 per month of certain operating costs, as previously reported in the Prior Form 8-K), plus or minus an adjustment for net working capital to the extent it is greater or less than the closing target of zero working capital, minus any indebtedness of the Company and its subsidiaries, minus transaction costs of the Company and its subsidiaries, minus certain payments under the Company’s bonus compensation plan, minus certain severance costs in excess of $200,000, minus a $1.6 million adjustment amount (compared to $1.2 million as previously reported in the Prior Form 8-K), and plus or minus an adjustment for annualized cash flow deriving from the Company’s portfolio of towers (which is defined as “TCF” in the Merger Agreement), measured for the calendar month in which the closing takes place, to the extent it is greater or less than specified thresholds (the “Merger Consideration”).

Because the aggregate liquidation preferences of the Series A Preferred Stock under the Series A Certificate of Designation is estimated to be approximately $61.3 million greater than the aggregate Merger Consideration following the Merger Agreement Amendment, it remains that no consideration will be payable in the Merger in respect of the Series B Preferred Stock (including accrued but unpaid dividends thereon) or the Common Stock. The Funding Agreement Amendment, however, allocates an additional $0.5 million to the fixed escrow amount that is set aside for the benefit of participating holders of Series B Preferred Stock and Common Stock. After giving effect to such increase, the escrow amount will be $2.25 million and will not be subject to any additional adjustments. The allocation determined by the Special Committee to the holders of Common Stock will be $0.01 per share of Common Stock held by such holders.

Pursuant to the Merger Agreement Amendment, the Window-Shop End Date occurred upon the execution of the Merger Agreement Amendment on May 1, 2015 and the termination rights of the Company and Fir Tree related to the acceptance of a Superior Proposal were eliminated. Certain advance notice requirements related to the closing of the Merger were also shortened by the Merger Agreement Amendment from four business days to two business days.

The Special Committee, contingent upon the entry into the Funding Agreement Amendment and the Support Agreement Amendment, has determined that the Transactions (as defined in the Merger Agreement, as amended) are advisable and are fair to, and in the best interests of, the Company and its stockholders (other than Fir Tree) and has recommended to the Board that it approve the Transactions, the Merger Agreement, the Merger Agreement Amendment and certain other related agreements. The Board, in consideration of the unanimous recommendation of the Special Committee, has (i) determined that the terms of the Merger Agreement Amendment and the transactions contemplated thereby are in the best interests of the Company and fair to its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement Amendment and the transactions contemplated thereby and (iii) resolved to recommend to the Company’s stockholders that such holders approve the Merger Agreement Amendment.

The Merger Agreement Amendment has also been approved by the updated written consent of the holders of a majority of the Company’s voting capital stock (the “Updated Written Consent”), as required by the Support Agreement Amendment, as have the transactions contemplated by the Merger Agreement Amendment, the performance by the Company of its obligations pursuant to the Merger Agreement Amendment, and the other transaction documents related thereto.

Other than as expressly modified by the Amendments, the Merger Agreement, the Support Agreement and the Funding Agreement, each of which were previously filed as exhibits to the Prior Form 8-K, remain in full force and effect as originally executed on March 20, 2015 (and, in the case of the Merger Agreement, amended on March 26, 2015).

For additional information relating to the Amendments, please refer to the full text of such documents, which are attached as Exhibits 2.1, 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Concurrently with the execution of the Amendments, on May 1, 2015, the Company and Paul McGinn, President and Chief Executive Officer of the Company, entered into an Amendment No. 3 (the “McGinn Amendment”) to Mr. McGinn’s Employment Agreement (the “Employment Agreement”), dated July 25, 2012, as amended by Amendment No. 1, dated August 1, 2013 and Amendment No. 2, dated March 20, 2015 (the “Amendment No. 2”).

The terms of the McGinn Amendment are substantially similar to the terms of Amendment No. 2, except that the McGinn Amendment provides that the additional retention bonus payable by the Company to Mr. McGinn on the date that is 18 months from the closing of the Merger is increased from $300,000 to $700,000, subject to Mr. McGinn’s continued employment with the Company or termination of his employment by the Company without “Cause” (as defined in the Employment Agreement) or by Mr. McGinn for “Good Reason” (as defined in the McGinn Amendment). The McGinn Amendment supersedes Amendment No. 2, which terminated immediately upon execution of the McGinn Amendment.

For further information regarding the McGinn Amendment, please refer to the full text thereof, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

To the extent applicable, the information set forth under Item 1.01 with respect to the delivery of the Updated Written Consent on May 5, 2015 and the Amendments is incorporated into this Item 5.07 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains various forward-looking statements, as defined by federal securities laws, which are based on the current expectations and assumptions of, and information currently available to, the Company’s management. When used in this report, the words “believe,” “expect,” “estimate,” “project,” “predict,” “forecast,” “plan,” “anticipate,” “target,” “outlook,” “envision,” “intend,” “seek,” “may,” “will,” “contemplate,” or “should,” and similar expressions or words, or the negatives of those words, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and should be aware that the Company’s actual results could differ materially from those described in the forward-looking statements due to a number of factors, including, without limitation: uncertainties as to the timing of the Merger; the possibility of litigation associated with, or seeking to prevent, the contemplated transactions; the possibility that various closing conditions for the Merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; transaction costs; whether the Company will be able to obtain regulatory approvals, if required; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as such risk factors may have been updated by the Company’s subsequent filings with the SEC. Any forward-looking statements should be considered in light of these factors. Unless otherwise required by law, the Company undertakes no obligation, and expressly disclaims any obligation, to update or publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, or otherwise.

Additional Information

This Current Report on Form 8-K does not constitute the solicitation of any vote or approval. In connection with the Merger, the Company filed a definitive information statement with the SEC that provides additional important information concerning the Merger. Furthermore, such information statement has been mailed to the stockholders of the Company. The Company plans to file and mail to the stockholders of the Company an amendment to the definitive information statement containing the information included in this report. The Company’s stockholders will be able to obtain, without charge, copies of such materials and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov/. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the Merger upon request to the Company at 11120 South Crown Way, Suite 1, Wellington, FL 33414, telephone: (561) 701-8484, or on the Company’s website (http://www.cigwireless.com/).

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of May 1, 2015, among CiG Wireless Corp., Vertical Bridge Acquisitions, LLC and Vertical Steel Merger Sub Inc.
10.1	First Amendment to Support Agreement, dated as of May 1, 2015, among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.
10.2	First Amendment to Funding Agreement, dated as of May 1, 2015, among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.
10.3	Amendment No. 3 to the Employment Agreement, dated as of May 1, 2015, between CiG Wireless Corp. and Paul McGinn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIG WIRELESS CORP.

	By:	/s/ Paul McGinn
	Name:	Paul McGinn
	Title:	Chief Executive Officer

Date: May 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of May 1, 2015, among CiG Wireless Corp., Vertical Bridge Acquisitions, LLC and Vertical Steel Merger Sub Inc.
10.1	First Amendment to Support Agreement, dated as of May 1, 2015, among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.
10.2	First Amendment to Funding Agreement, dated as of May 1, 2015, among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.
10.3	Amendment No. 3 to the Employment Agreement, dated as of May 1, 2015, between CiG Wireless Corp. and Paul McGinn.